                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                            HILL INTERNATIONAL, INC.


                                       AND


                             ATC ENVIRONMENTAL INC.





                           ___________________________

                           DATED AS OF OCTOBER 31, 1995
                           ___________________________

                                TABLE OF CONTENTS


                                                                           PAGE:

ARTICLE I  PURCHASED ASSETS AND ASSUMED LIABILITIES. . . . . . . . . . . . . . 1

      1.1.  PURCHASED ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.2.  ASSUMED LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . 2
      1.3.  ACCOUNTS RECEIVABLE NOT INCLUDED . . . . . . . . . . . . . . . . . 2

ARTICLE II PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . 2

      2.1.  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

      3.1.  CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      3.2.  PROCEEDINGS AT CLOSING . . . . . . . . . . . . . . . . . . . . . . 2
      3.3.  DELIVERIES BY THE SELLER TO THE PURCHASER. . . . . . . . . . . . . 3
      3.4.  DELIVERIES BY THE PURCHASER TO THE SELLER. . . . . . . . . . . . . 3
      3.5.  PRORATIONS AS OF THE CLOSING . . . . . . . . . . . . . . . . . . . 4
      3.6.  REIMBURSEMENTS AS OF THE CLOSING . . . . . . . . . . . . . . . . . 4

ARTICLE IV REPRESENTATIONS AND WARRANTIES
           OF THE SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

      4.1.  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . 4
      4.2.  AUTHORIZATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . 5
      4.3.  NO CONFLICTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      4.4.  TITLE TO PURCHASED ASSETS. . . . . . . . . . . . . . . . . . . . . 5
      4.5.  NO CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      4.6.  ACCURACY OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . 5
      4.7.  NO BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      4.8.  NO CONTRACT BREACHES . . . . . . . . . . . . . . . . . . . . . . . 6
      4.9.  ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . . 6
      4.10. WIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      4.11. NO LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      4.12. RECOVERABILITY OF REIMBURSEMENTS . . . . . . . . . . . . . . . . . 6
      4.13. INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      4.14. WORK OF THE SELLER HAVING A SIGNIFICANT ENVIRONMENTAL COMPONENT  . 6

ARTICLE V  REPRESENTATIONS AND WARRANTIES
           OF THE PURCHASER. . . . . . . . . . . . . . . . . . . . . . . . . . 6

      5.1.  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . 6
      5.2.  AUTHORIZATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . 6
      5.3.  NO CONFLICTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      5.4.  NO CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                        (i)

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      5.5.  NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      5.6.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      5.7.  NO BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI COVENANTS OF THE SELLER . . . . . . . . . . . . . . . . . . . . . . 8

      6.1.  NO COMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      6.2.  SLH AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      6.3.  PAYMENT OF ARREARAGES. . . . . . . . . . . . . . . . . . . . . . . 9
      6.4.  COLLECTION OF PURCHASER'S ACCOUNTS RECEIVABLE. . . . . . . . . . . 9
      6.5.  REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . . 9
      6.6.  MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . . . . . 9
      6.7.  NON-ASSIGNABLE CONTRACTS . . . . . . . . . . . . . . . . . . . . . 9
      6.8.  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . .10
      6.9.  BEST EFFORTS; FURTHER ASSURANCES . . . . . . . . . . . . . . . . .10

ARTICLE VII  COVENANTS OF THE PURCHASER. . . . . . . . . . . . . . . . . . . .10

      7.1.  COLLECTION OF THE SELLER'S ACCOUNTS RECEIVABLE . . . . . . . . . .11
      7.2.  COLLECTION OF THE WIP. . . . . . . . . . . . . . . . . . . . . . .11
      7.3.  REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . .11
      7.4.  MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . . . . .11
      7.5.  NON-ASSIGNABLE LEASES. . . . . . . . . . . . . . . . . . . . . . .12
      7.6.  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . .12
      7.7.  BEST EFFORTS; FURTHER ASSURANCES . . . . . . . . . . . . . . . . .12
      7.8.  PUBLIC ANNOUNCEMENT. . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE VIII COVENANTS RELATING TO EMPLOYEE MATTERS. . . . . . . . . . . . . .13

      8.1.  OFFER OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . . . . . .13
      8.2.  TERMINATION OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . .13
      8.3.  OTHER OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . .13
      8.4.  CREDITED SERVICE . . . . . . . . . . . . . . . . . . . . . . . . .13
      8.5.  EMPLOYEE OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .13
      8.6.  NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE IX INDEMNIFICATION AND RELATED MATTERS . . . . . . . . . . . . . . . .14

      9.1.  INDEMNIFICATION BY THE SELLER. . . . . . . . . . . . . . . . . . .14
      9.2.  INDEMNIFICATION BY THE PURCHASER . . . . . . . . . . . . . . . . .14
      9.3.  DETERMINATION OF DAMAGES AND RELATED MATTERS . . . . . . . . . . .15
      9.4.  LIMITED SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . .16
      9.5.  NOTICE OF INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .16
      9.6.  INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS . . . . . . . . .16

ARTICLE X  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .16

      10.1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .16
      10.2.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .18

                                        (ii)

      10.3.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .19
      10.4.  DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . .19
      10.5.  TRANSFER TAXES. . . . . . . . . . . . . . . . . . . . . . . . . .19
      10.6.  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
      10.7.  TABLE OF CONTENTS AND HEADINGS. . . . . . . . . . . . . . . . . .19
      10.8.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
      10.9.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .20
      10.10. BINDING EFFECT; NO ASSIGNMENT . . . . . . . . . . . . . . . . . .20
      10.11. NO THIRD-PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . . .21
      10.12. AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
      10.13. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .21




                                        (iii)

                             SCHEDULES AND EXHIBITS


Schedule 1.1(a)       --  Contracts
Schedule 1.1(c)       --  Equipment
Schedule 1.1(d)       --  WIP
Schedule 1.2(b)       --  Leases
Schedule 3.6(a)       --  Retainage
Schedule 3.6(b)       --  Security Deposits and Prepaid Lease Payments
Schedule 4.14         --  Work of the Seller Having a Significant Environmental
                          Component
Schedule 8.1          --  Employees to be Offered Employment with the
                          Purchaser

Exhibit A             --  Form of Note
Exhibit B             --  Form of Bill of Sale
Exhibit C             --  Form of IER Agreement
Exhibit D             --  Form of DLR Agreement
Exhibit E             --  Form of SLH Agreement
Exhibit F             --  Form of Secretary's Certificate of the Seller
Exhibit G             --  Form of Counsel Opinion of the Seller
Exhibit H             --  Form of Secretary's Certificate of the Purchaser
Exhibit I             --  Form of Counsel Opinion of the Purchaser
Exhibit J             --  Form of Press Release

                                        (iv)

                            ASSET PURCHASE AGREEMENT


          ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of October 31, 1995, between Hill International, Inc., a Delaware corporation (the "Seller"), and ATC Environmental Inc., a Delaware corporation (the "Purchaser").

          WHEREAS, the Seller, among other things, is engaged in the businesses of providing environmental consulting and environmental engineering services (the "Businesses"); and

          WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, certain of the assets of the Seller employed exclusively in the Businesses and, as part of such purchase and sale, the Seller desires to assign, and the Purchaser desires to assume, certain of the obligations and liabilities of the Businesses, subject, in each case, to the exceptions, terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and upon the terms and subject to the conditions set forth herein, the Purchaser and the Seller hereby agree as follows:

                                    ARTICLE I
                    PURCHASED ASSETS AND ASSUMED LIABILITIES


          1.1. PURCHASED ASSETS. Upon the terms and subject to the conditions set forth herein, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to the following (collectively, the "Purchased Assets"):

               (a) the contracts of the Businesses listed on Schedule 1.1(a) hereto (the "Contracts");

               (b) all of the Seller's interest in and to the Associated Engineers joint venture, encompassing the North River Water Pollution Control Plant project, including all subsequent phases of such project;

               (c) all furniture, fixtures, computer hardware and software, inventory, supplies, telephone numbers and all field and office equipment owned by the Seller and relating to the continuing operation of the Businesses listed on Schedule 1.1(c) hereto (collectively, the "Equipment");

               (d) all of the unbilled work-in-process of the Businesses listed on Schedule 1.1(d) hereto (the "WIP");

               (e) copies of all books, records, files, reports, customer lists, business development proposals and all other documents, data and information relating to the continuing operation of the Businesses; and

               (f) the non-exclusive right to contact and solicit for future business all current and former clients of the Businesses.

          1.2. ASSUMED LIABILITIES. Upon the terms and subject to the conditions set forth herein, the Seller shall assign to the Purchaser, and the Purchaser shall assume from the Seller, all of the Seller's right, title and interest in and to the following (collectively, the "Assumed Liabilities"):

               (a) all liabilities and obligations of the Seller with respect to the performance of the Contracts accruing after the Closing Date; and

               (b) the real estate leases of the Businesses listed on Schedule 1.2(b) hereto (the "Leases").

All other liabilities and obligations of the Businesses and of the Seller other than the Assumed Liabilities shall be retained by the Seller. All costs and expenses shall be deemed to have "accrued" on the date services are performed, goods are delivered or liabilities are incurred.

          1.3. ACCOUNTS RECEIVABLE NOT INCLUDED. The Contracts that are purchased by the Purchaser pursuant to Section 1.1(a) hereof shall not include any billed accounts receivable of the Seller.


                                   ARTICLE II
                                 PURCHASE PRICE

          2.1. PURCHASE PRICE. On the Closing Date, the Purchaser shall pay to the Seller the following as the purchase price hereunder (collectively, the "Purchase Price"):

               (a) $2,443,850.58 by wire transfer of immediately available funds;

               (b) a promissory note in the amount of $300,000.00 made by the Purchaser in favor of the Seller substantially in the form of Exhibit A hereto (the "Note"); and

               (c) an irrevocable letter of credit in favor of the Seller in the amount of $730,625.00 payable in full on May 1, 1996.


                                   ARTICLE III
                                   THE CLOSING

          3.1. CLOSING DATE. The Closing shall take place at the Willingboro, New Jersey offices of the Seller and shall be deemed effective as of 12:00 midnight on October 31, 1995 (the "Closing Date").

          3.2. PROCEEDINGS AT CLOSING. All proceedings to be taken and all documents to be executed and delivered by the Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchaser and its counsel. All proceedings to be taken and all documents to be executed and delivered by the Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

          3.3. DELIVERIES BY THE SELLER TO THE PURCHASER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

               (a)  a counterpart of this Agreement executed by the Seller;

               (b) an executed bill of sale, dated the Closing Date, substantially in the form of Exhibit B hereto;

               (c) certificates of insurance representing the insurance discussed in Section 4.13 hereof;

               (d) the non-competition agreement of Irvin E. Richter (the "IER Agreement"), dated the Closing Date, substantially in the form of Exhibit C hereto;

               (e) the non-competition agreement of David L. Richter (the "DLR Agreement"), dated the Closing Date, substantially in the form of Exhibit D hereto;

               (f) the amendment to the employment agreement of Susan L. Hayes (as so amended, the "SLH Agreement"), dated the Closing Date, substantially in the form of Exhibit E hereto;

               (g) the secretary's certificate of the Seller, dated the Closing Date, substantially in the form of Exhibit F hereto;

               (h) a certificate of the Secretary of State of the State of Delaware, dated the Closing Date, with respect to the good standing of the Seller; and

               (i) the opinion of the Seller's counsel, dated the Closing Date, substantially in the form of Exhibit G hereto.

          3.4. DELIVERIES BY THE PURCHASER TO THE SELLER. At the Closing, the Purchaser shall deliver to the Seller the following:

               (a)  a counterpart of this Agreement executed by the Purchaser;

               (b)  the Purchase Price;

               (c) $74,098.92 by wire transfer of immediately available funds which represents the amount to be reimbursed to the Seller pursuant to
     Section 3.6 hereof less the amount to be reimbursed to the Purchaser pursuant to Section 6.5 hereof;

               (d) options to purchase 25,000 shares of the common stock of the Purchaser at the closing market price on November 9, 1995 issued to Irvin
     E. Richter which represent the consideration for the IER Agreement;

               (e) options to purchase 25,000 shares of the common stock of the Purchaser at the closing market price on November 9, 1995 issued to David
     L. Richter which represent the consideration for the DLR Agreement;

               (f) certificates of insurance representing the insurance discussed in Section 5.6 hereof;

               (g) the secretary's certificate of the Purchaser, dated the Closing Date, substantially in the form of Exhibit H hereto;

               (h) a certificate of the Secretary of State of the State of Delaware, dated the Closing Date, with respect to the good standing of the Purchaser; and

               (i) the opinion of the Purchaser's counsel, dated the Closing Date, substantially in the form of Exhibit I hereto.

          3.5. PRORATIONS AS OF THE CLOSING. The Seller and the Purchaser hereby agree that all reasonable operating expenses incurred in the ordinary course of the Businesses shall be prorated between the parties as of the Closing Date, and after such date shall become the obligation and responsibility of the Purchaser.

          3.6. REIMBURSEMENTS AS OF THE CLOSING. The Purchaser, on and as of the Closing Date, shall pay to the Seller such amounts as may be required to replace:

               (a) all the amounts which have been retained by continuing clients of the Businesses with respect to the Contracts listed on Schedule 3.6(a) hereto; and

               (b) all security deposits and prepaid lease payments held by third parties with respect to the Assumed Liabilities listed on Schedule 3.6(b) hereto.

The Purchaser shall have the right to receive all retainages and security deposits when released by such continuing client or third party, as the case may be.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Purchaser as follows:

          4.1. ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          4.2. AUTHORIZATION OF AGREEMENT. The Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Seller being hereinafter referred to, collectively, as the "Seller Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and each of the Seller Documents has been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and each of the Seller Documents will be, duly executed and delivered by the Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          4.3. NO CONFLICTS. None of the execution and delivery by the Seller of this Agreement and the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will: (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Seller, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any material contract or agreement or Order to which the Seller is a party or by which it is bound or subject, or (iii) constitute a violation of any Law applicable to the Seller, except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the transactions contemplated hereby or have a Material Adverse Effect.

          4.4. TITLE TO PURCHASED ASSETS. The Seller owns and has, and after the Closing Date the Purchaser will own and will have, good and valid title to all of the Purchased Assets, free and clear of all Liens.

          4.5. NO CONSENTS. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Seller in connection with the execution and delivery by the Seller of this Agreement or the Seller Documents, or the compliance by the Seller with any of the provisions hereof or thereof.

          4.6. ACCURACY OF INFORMATION. To the Seller's Knowledge, all information provided by the Seller to the Purchaser in connection with the Purchaser's due diligence review of the Businesses is true and correct in all material respects.

          4.7. NO BROKERS. No person has acted directly or indirectly as a broker, finder or financial advisor for the Seller in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or similar payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Seller.

          4.8. NO CONTRACT BREACHES. The Seller is not in material breach of any Contract and, to the Seller's Knowledge, no client has threatened to cancel or materially reduce in amount any Contract.

          4.9. ACCOUNTS RECEIVABLE. All accounts receivable of the Seller have been fully earned as of the Closing Date and none of Seller's accounts receivable with respect to the Contracts are the result of advance billing or overbilling.

          4.10 WIP. The list of WIP listed on Schedule 1.1(d) hereto is true and correct in all material respects and, to the Seller's Knowledge, all of the WIP has been fully earned by the Seller as of the Closing Date and all of the WIP will be collectible using reasonable and customary collection procedures.

          4.11. NO LITIGATION. There is no Legal Proceeding pending or, to the Seller's Knowledge, threatened against the Seller with respect to the Purchased Assets or any of the Hired Employees. There is no Legal Proceeding pending or, to the Seller's Knowledge, threatened that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Seller Documents or any action taken or to be taken by the Seller in connection with the consummation of the transactions contemplated hereby or thereby.

          4.12. RECOVERABILITY OF REIMBURSEMENTS. All of the retainages and security deposits listed on Schedules 3.6(a) and 3.6(b) hereto are fully recoverable as of the Closing Date.

          4.13. INSURANCE. The Seller has obtained insurance coverage which insures against any of Seller's acts, omissions or liabilities occurring before the Closing Date with respect to the Contracts and the Purchaser is included as an additional insured with respect to such insurance.

          4.14. WORK OF THE SELLER HAVING A SIGNIFICANT ENVIRONMENTAL COMPONENT. Except as listed on Schedule 4.14 hereto, the Seller is not offering, performing or subcontracting any environmental services as part of its current dispute resolution or project management services as of the Closing Date which would violate Section 6.1 hereof.


                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller as follows:

          5.1. ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          5.2. AUTHORIZATION OF AGREEMENT. The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Purchaser being hereinafter referred to, collectively, as the "Purchaser Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and the Purchaser Documents will be, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5.3. NO CONFLICTS. None of the execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Purchaser with any of the provisions hereof or thereof, will: (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any material contract or agreement or Order to which the Purchaser is a party or by which it is bound or subject, or (iii) constitute a violation of any Law applicable to the Purchaser, except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the transactions contemplated hereby.

          5.4. NO CONSENTS. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by the Purchaser with any of the provisions hereof or thereof.

          5.5. NO LITIGATION. There is no Legal Proceeding pending or, to the knowledge of the Purchaser, threatened that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Purchaser Documents or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

          5.6. INSURANCE. The Purchaser has obtained insurance coverage, with a retro date of January 1, 1990, which insures against any of Purchaser's acts, omissions or liabilities occurring after the Closing Date with respect to the Contracts (the "Required Insurance"). As of the Closing Date: (i) the Required Insurance is of the same type and provides at least the same limits of coverage as the insurance that the Purchaser has maintained with respect to its business,
(ii) the Seller is included as an additional insured with respect to the Required Insurance for coverage up to $5,000,000, and (iii) the Purchaser has caused the provider or providers of the Required Insurance to agree to provide at least 30 days prior written notice to the Seller of any cancellation of the Required Insurance for non-payment of premiums.

          5.7. NO BROKERS. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or similar payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.


                                   ARTICLE VI
                             COVENANTS OF THE SELLER

          From and after the Closing Date, the Seller hereby covenants and agrees with the Purchaser that:

          6.1. NO COMPETITION. The Seller and its Affiliates shall not, during the two years immediately after the Closing Date, either directly or indirectly, offer or perform any of the services offered or performed by the Businesses as of the Closing Date within 100 miles of the location of any office which the Businesses maintained as of the Closing Date; PROVIDED, HOWEVER, that the Seller shall in no way be prohibited from offering or performing any of its current dispute resolution or project management services (including, without limitation, the offering, performing or subcontracting of environmental services when such services are related and incidental to, and necessary for, the Seller's other services, and either (i) such offered, performed or subcontracted services comprise less than 10% of the Seller's total project value, or (ii) if such services comprise 10% or more of the total project value, the Seller has received the consent of the Purchaser to offer, perform or subcontract such services; PROVIDED, HOWEVER, that (x) the Purchaser shall notify the Seller of its consent or lack thereof within 48 hours after notice from the Seller, and
(y) the Purchaser shall not withhold such consent if the Businesses do not have the required experience, technical skills or financial or human resources to perform such work). Upon the reasonable request of the Purchaser, the Seller shall deliver to the Purchaser a certificate of an officer of the Seller certifying as to the percentage of environmental services with respect to the total project value on any of the Seller's projects. Nothing contained in this
Section 6.1 shall prohibit the Seller from continuing to perform or subcontract any environmental services specified, as of the Closing Date, under any contract of the Seller that it was performing or subcontracting as of the Closing Date. The Seller shall not, during the two years immediately after the Closing Date, offer, perform or subcontract any services with respect to the North River Water Pollution Control Plant project other than its current dispute resolution services. The Purchaser hereby agrees not to offer or perform any such dispute resolution services with respect to such project during the two years immediately after the Closing Date.

          6.2. SLH AGREEMENT. The Seller shall enforce, for the benefit of the Seller and the Purchaser, all provisions of the SLH Agreement. The Seller shall timely make all payments required to be made under the SLH Agreement; PROVIDED that the Purchaser shall timely make all payments required to be made to the Seller pursuant to Section 7.3(ii) hereof. The Seller hereby warrants to the Purchaser that, during the term of the SLH Agreement, Susan L. Hayes shall not, either directly or indirectly: (i) within 150 miles of any office location of the Seller or of the Businesses, engage in any aspect of asbestos abatement management services, lead abatement, property assessments, storage tank management, industrial health and safety, air quality, environmental engineering, or any other environmental consulting services (collectively, the "Services"), (ii) solicit, divert or attempt to divert away from the Purchaser any business of the Businesses with any customers or clients of the Businesses nor accept employment or retainer to perform any of the Services from or for the benefit of any such customers or clients, or (iii) solicit, raid, recruit, offer employment to or otherwise divert or attempt to divert from employment with the Purchaser any of the Hired Employees.

          6.3. PAYMENT OF ARREARAGES. The Seller shall: (i) pay all arrearages, if any, with respect to the Leases which accrued before the Closing Date by no later than 30 days after the Closing Date, and (ii) pay all arrearages, if any, with respect to subcontractors, vendors, suppliers or service providers of the Businesses which accrued before the Closing Date by no later than 90 days after the Closing Date; PROVIDED, HOWEVER, that if any such subcontractors, vendors, suppliers or service providers of the Businesses withhold or threaten to withhold any goods or services required for the completion of any project or file or threaten to file a lien against the property of the client of the Purchaser or such client notifies the Purchaser of a default, breach or setoff as a result thereof, the Seller shall pay such arrearages within ten business days of the Seller's receipt of notice from the Purchaser of such withholding or threatened withholding (except to the extent that the Seller reasonably believes that no such arrearage is due).

          6.4. COLLECTION OF THE PURCHASER'S ACCOUNTS RECEIVABLE. The Seller shall, in good faith, use its best efforts to cooperate with and assist the Purchaser in collecting all of the accounts receivable owed to the Purchaser by the continuing clients of the Businesses; PROVIDED, HOWEVER, that the Seller shall not be required to perform collection services on behalf of the Purchaser and the Seller in no way warrants the collectability of the Purchaser's accounts receivable.

          6.5. REIMBURSEMENT OF EXPENSES. The Seller shall reimburse the Purchaser for $12,786.00 as the cost of obtaining the irrevocable letter of credit to be delivered to the Seller in accordance with Section 2.1(c) hereof.

          6.6. MAINTENANCE OF INSURANCE. The Seller shall maintain, for a periood of no less than one year after the Closing Date, insurance coverage with respect to work performed by the Businesses before the Closing Date.

          6.7.  NON-ASSIGNABLE CONTRACTS.

               (a) To the extent any Contract is not capable of being transferred or assigned to the Purchaser, whether for the failure to obtain any necessary consent, approval or waiver or if such proposed transfer would constitute a breach thereof or a violation of any Law, nothing in this Agreement shall constitute a transfer of such Contract.

               (b) With respect to any Contract not transferred or assigned to the Purchaser (including all Contracts which require the performer thereunder to have a New York State engineering license), the Seller shall use its best efforts to: (i) subcontract such Contract to the Purchaser on the same terms and conditions thereof, (ii) cooperate in any reasonable and lawful arrangement to provide to the Purchaser all the benefits of such Contract (including, without limitation, allowing the Purchaser to use the names "Hill International, Inc.", "Kaselaan & D'Angelo Associates, Inc.", "Hill Environmental, Inc." or "Spicer-Hayes Associates, Ltd." and any commonly used derivatives thereof in order to effect any invoicing of clients, acceptance of proposals or transfer of Contracts), or (iii) enforce on behalf of the Purchaser all rights arising thereunder. The Seller shall have no obligation to permit the Purchaser to use the benefit of its New York State engineering license after six months after the Closing Date; PROVIDED, HOWEVER, that this shall not release the Purchaser in any way from its obligations under
Section 1.2(a) hereof.

               (c) With respect to all work that was being performed by the Businesses before the Closing Date on current dispute resolution or project management contracts of the Seller not being purchased by the Purchaser, the Purchaser shall continue to perform such work after the Closing Date at a rate of 140% of the direct salary costs and 100% of the documented out-of-pocket expenses incurred by the Purchaser with respect to such work. The Seller shall pay the Purchaser within 30 days of being billed for such work; PROVIDED, HOWEVER, that: (i) such work shall not continue for more than 60 days after the Closing Date, and (ii) the total amount of such work shall not exceed $10,000 in the aggregate. The Purchaser shall perform such work using the same Employees as performed such work before the Closing Date to the extent possible and until such work has been reasonably transitioned to other employees of the Purchaser.

          6.8. BOOKS AND RECORDS. For a period of five years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

               (a) The Seller shall not dispose of or destroy any of the business records or files of the Businesses; PROVIDED, HOWEVER, that the Seller shall have no liability to the Purchaser for any lost, misplaced or accidentally destroyed records or files. If the Seller wishes to dispose of or destroy any such records or files after that time, it shall first give 30 days prior written notice to the Purchaser and the Purchaser shall have the right, at its option and expense, upon prior written notice to the Seller within such 30-day period, to take possession of such records or files within 60 days after the date of the Purchaser's notice to the Seller.

               (b) The Seller shall allow the Purchaser and its employees, agents and representatives access to all business records and files of the Businesses which are not transferred to the Purchaser in connection herewith, during regular business hours and upon reasonable notice at the Seller's principal place of business or at any location where such records are stored, and the Purchaser shall have the right, at its own expense, to make copies of any such records and files; PROVIDED, HOWEVER, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Seller's business or operations.

               (c) The Seller shall make available to the Purchaser, upon written request and at the Purchaser's sole cost and expense: (i) the Seller's personnel to assist the Purchaser in locating and obtaining records and files (including, without limitation, all accounting and other financial records of the Businesses) maintained by the Seller, and (ii) any of the Seller's personnel whose assistance or participation is reasonably required by the Purchaser in anticipation of, or preparation for, any existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matter in which the Purchaser or any of its subsidiaries or affiliates is involved and which is related to the Businesses.

          6.9. BEST EFFORTS; FURTHER ASSURANCES. The Seller shall use its best efforts to take any and all such action as the Purchaser may deem reasonably necessary or appropriate consistent with the terms thereof in order to transfer to the Purchaser the Purchased Assets and assure to the Purchaser the benefits thereof and to give effect to the Purchaser's assumption of the Assumed Liabilities. From time to time after the Closing Date, the Seller shall, at its sole cost and expense, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance as the Purchaser may reasonably request or the Seller shall deem necessary or appropriate in order to effect the transfer to the Purchaser of the Purchased Assets and assure to the Purchaser the benefits thereof and to effect the assumption by the Purchaser of the Assumed Liabilities. In the event that the Seller shall receive any payment that is properly payable to the Purchaser, the Seller shall, within 24 hours of receiving such payment, forward such payment to the Purchaser. The Seller shall prepare audited financial statements with respect to the Businesses and shall use its best efforts to deliver such statements to the Purchaser within 60 days after the Closing Date. The Seller shall use its best efforts to mitigate its losses and out-of-pocket expenses in connection with the New York Lease. During the term of the SLH Agreement, the Seller shall not file a voluntary petition for bankrupcty and shall maintain sufficient liquid assets to make all payments required to be made by the Seller pursuant to the SLH Agreement.


                                   ARTICLE VII
                           COVENANTS OF THE PURCHASER

          From and after the Closing Date, the Purchaser hereby covenants and agrees with the Seller that:

          7.1. COLLECTION OF THE SELLER'S ACCOUNTS RECEIVABLE. The Purchaser shall, in good faith, use its best efforts to cooperate with and assist the Seller in collecting all of the accounts receivable owed to the Seller by the continuing clients of the Businesses; PROVIDED, HOWEVER, that the Purchaser shall not be required to perform collection services on behalf of the Seller and the Purchaser in no way warrants the collectability of the Seller's accounts receivable.

          7.2. COLLECTION OF THE WIP. The Purchaser shall, in good faith, use its best efforts to collect all of the WIP. The Purchaser hereby warrants to the Seller that it is not aware of any amounts other than the Seller's recorded work-in-process and accounts receivable that should be collectible by the Seller pursuant to any of the Contracts for work performed before the Closing Date.

          7.3. REIMBURSEMENT OF EXPENSES. The Purchaser shall reimburse the Seller for: (i) all of the Seller's actual out-of-pocket expenses (including accounting fees of $12,000 and direct salary costs of the Seller) incurred in connection with the preparation and delivery to the Purchaser of audited financial statements with respect to the Businesses, (ii) all payments to be made by the Seller pursuant to paragraph 3 of the SLH Agreement up to a maximum of $62,500.00, (iii) all normal operating costs incurred by the Seller directly related to the lease between the Seller and Everett Realty Company for the premises located at 200 Park Avenue South, 7th Floor, New York, New York 10010 (the "New York Lease") for the period from the Closing Date through December 31, 1995, and (iv) all actual losses and out-of-pocket expenses, including brokerage fees and commissions, incurred by the Seller in connection with the New York Lease up to a maximum of $150,000 in the aggregate through the term of the New York Lease.

          7.4. MAINTENANCE OF INSURANCE. The Purchaser shall maintain the Required Insurance for a period of no less than three years after the Closing Date. During such period: (i) the Required Insurance shall be of the same type and shall provide at least the same limits of coverage as the insurance that the Purchaser maintained immediately after the Closing Date, (ii) the Seller shall be included as an additional insured with respect to the Required Insurance for coverage up to $5,000,000, and (iii) the Purchaser shall cause the provider or providers of the Required Insurance to agree to provide at least 30 days prior written notice to the Seller of any cancellation of the Required Insurance for non-payment of premiums.

          7.5.  NON-ASSIGNABLE LEASES.

               (a) To the extent any Lease is not capable of being transferred or assigned to the Purchaser, whether for the failure to obtain any necessary consent, approval or waiver or if such proposed transfer would constitute a breach thereof or a violation of any Law, nothing in this Agreement shall constitute a transfer of such Lease.

               (b) With respect to any Lease not transferred or assigned to the Purchaser, the Purchaser shall use its best efforts to sublet such Lease from the Seller on the same terms and conditions thereof.

          7.6. BOOKS AND RECORDS. For a period of five years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

               (a) The Purchaser shall not dispose of or destroy any of the business records or files of the Businesses; PROVIDED, HOWEVER, that the Purchaser shall have no liability to the Seller for any lost, misplaced or accidentally destroyed records or files. If the Purchaser wishes to dispose of or destroy any such records or files after that time, it shall first give 30 days prior written notice to the Seller and the Seller shall have the right, at its option and expense, upon prior written notice to the Purchaser within such 30-day period, to take possession of such records or files within 60 days after the date of the Seller's notice to the Purchaser.

               (b) The Purchaser shall allow the Seller and its employees, agents and representatives access to all business records and files of the Businesses which are transferred to the Purchaser in connection herewith, during regular business hours and upon reasonable notice at the Purchaser's principal place of business or at any location where such records are stored, and the Seller shall have the right, at its own expense, to make copies of any such records and files; PROVIDED, HOWEVER, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Purchaser's business or operations.

               (c) The Purchaser shall make available to the Seller, upon written request and at the Seller's sole cost and expense: (i) the Purchaser's personnel to assist the Seller in locating and obtaining records and files maintained by the Purchaser, and (ii) any of the Purchaser's personnel previously in the Seller's employ whose assistance or participation is reasonably required by the Seller in anticipation of, or preparation for, any existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matter in which the Seller or any of its subsidiaries or affiliates is involved and which is related to the Businesses.

          7.7. BEST EFFORTS; FURTHER ASSURANCES. The Purchaser shall use its best efforts to take any and all such action as the Seller may deem reasonably necessary or appropriate consistent with the terms thereof in order to transfer to the Purchaser the Purchased Assets and assure to the Purchaser the benefits thereof and to give effect to the Purchaser's assumption of the Assumed Liabilities. From time to time after the Closing Date, the Purchaser shall, at its sole cost and expense, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance as the Seller may reasonably request or the Purchaser shall deem necessary or appropriate in order to effect the transfer to the Purchaser of the Purchased Assets and assure to the Purchaser the benefits thereof and to effect the assumption by the Purchaser of the Assumed Liabilities. In the event that the Purchaser shall receive any payment that is properly payable to the Seller, the Purchaser shall, within 24 hours of receiving such payment, forward such payment to the Seller.

          7.8. PUBLIC ANNOUNCEMENT. The Purchaser shall not make any public announcements immediately after the Closing, except as required by Law, other than a press release, dated the Closing Date, substantially in the form of Exhibit J hereto.

                                  ARTICLE VIII
                     COVENANTS RELATING TO EMPLOYEE MATTERS

          8.1. OFFER OF EMPLOYMENT. The Purchaser shall offer employment as of the Closing Date to each of the Employees listed on Schedule 8.1 hereto in relatively the same position and location and, in each case, at a rate of pay approximately equal to such Employee's rate of pay in effect on the business day immediately preceding the Closing Date. The Purchaser shall employ all of the Hired Employees. The Purchaser shall be solely responsible for all compensation and benefits accruing after the Closing Date with respect to the Hired Employees and any Employees terminated by the Seller after the Closing Date.

          8.2.  TERMINATION OBLIGATIONS.

               (a) On and after the Closing Date, the Seller shall be liable for all payments that may be required to be made under any termination, severance or similar plan, policy or arrangement of the Seller with respect to the termination of the Non-Hired Employees.

               (b) After the Closing Date, the Purchaser shall be liable for all payments that may be required to be made under any termination, severance or similar plan, policy or arrangement of the Purchaser with respect to the Hired Employees.

               (c) In the event that the Purchaser shall employ any of the Non-Hired Employees within 45 days after the Closing Date, the Purchaser shall reimburse the Seller for all payments made by the Seller to such Non-Hired Employees pursuant to Section 8.2(a) hereof.

          8.3. OTHER OBLIGATIONS. The Seller shall be liable for all expenses and other employee liabilities (whether known or unknown, recorded or unrecorded) incurred on or before the Closing Date with respect to all Employees. The Purchaser shall credit to the Hired

Employees all accrued vacation of such Employees as of the Closing Date and the Seller shall reimburse the Purchaser for all amounts so credited.

          8.4. CREDITED SERVICE. From and after the Closing, the Purchaser shall credit to the Hired Employees, for all purposes under all benefit plans, benefit arrangements and compensation policies and practices of the Purchaser, all previous service recognized by the Seller for such Hired Employees on the business day immediately preceding the Closing Date.

          8.5. EMPLOYEE OPTIONS. Promptly after the Closing, the Purchaser shall distribute to certain Hired Employees, determined by the Purchaser in its sole discretion, options to purchase shares of the common stock of the Purchaser.

          8.6. NO SOLICITATION. During the two years immediately after the Closing Date, neither the Seller nor the Purchaser shall employ or offer to employ any of the then current employees of the other party.


                                   ARTICLE IX
                       INDEMNIFICATION AND RELATED MATTERS

          9.1. INDEMNIFICATION BY THE SELLER. Subject to the provisions of this Article IX, the Seller agrees to indemnify and hold the Purchaser harmless from and against all Damages resulting from or arising out of:


               (a) the failure of any of the representations and warranties contained in this Agreement to have been true in all material respects as of the Closing Date;

               (b) the failure of the Seller to comply in all material respects with any of the covenants contained in this Agreement which are required to be performed by the Seller;

               (c) all liabilities and obligations of the Businesses and of the Seller other than the Assumed Liabilities;

               (d) the operation of the Businesses or ownership of the Purchased Assets before the Closing Date; and

               (e) all WIP which has remained uncollected as of the date six months after the Closing Date; PROVIDED, HOWEVER, that payment by the Seller of any amount pursuant to this Section 9.1(e) is conditioned upon the following: (i) the Purchaser shall return to the Seller all of its right, title and interest in and to such uncollected WIP and (ii) the Purchaser shall not have taken any action which adversely affects the Seller's ability to subsequently collect such uncollected WIP.

          9.2. INDEMNIFICATION BY THE PURCHASER. Subject to the provisions of this Article IX, the Purchaser agrees to indemnify and hold the Seller harmless from and against all Damages resulting from or arising out of:

               (a) the failure of any of the representations and warranties contained in this Agreement to have been true in all material respects as of the Closing Date;

               (b) the failure of the Purchaser to comply in all material respects with any of the covenants contained in this Agreement which are required to be performed by the Purchaser;

               (c)  the Assumed Liabilities;

               (d) the ownership of the Purchased Assets and the operation of the Businesses associated therewith after the Closing Date;

               (e) any Damages incurred by the Seller due to the Purchaser's use of any of the Seller's trade names or any commonly used derivatives thereof in order to effect any invoicing of clients, acceptance of proposals or transfer of Contracts pursuant to Section 6.3(b) hereof;

               (f) any non-payment under the irrevocable letter of credit to be delivered to the Seller in accordance with Section 2.1(c) hereof; and

               (g) all WIP collected by the Purchaser which is in excess of the amount listed on Schedule 1.1(d) hereto or for which the Purchaser was paid by the Seller pursuant to Section 9.1(e) hereof.

          9.3.  DETERMINATION OF DAMAGES AND RELATED MATTERS.

               (a) In calculating any amount payable to the Purchaser pursuant to Section 9.1 hereof or payable to the Seller pursuant to Section 9.2 hereof, the Seller or the Purchaser, as the case may be, shall receive credit for (i) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (ii) any insurance recoveries; PROVIDED, HOWEVER, that no amount shall be included for the Seller's or the Purchaser's, as the case may be, special, consequential or punitive damages as between the Seller and the Purchaser (as distinguished from third party recoveries).

               (b) On the date six months after the Closing Date, the Seller and the Purchaser shall calculate the amount payable to the Purchaser pursuant to Section 9.1 hereof and the amount payable to the Seller pursuant to Section
9.2 hereof, which amounts remain unpaid and outstanding as of such time, and the Purchaser shall add or subtract, as the case may be, the difference between such amounts (the "Difference") from the total amount due to the Seller under the Note. In the event the Seller and the Purchaser shall not agree on the calculation of the Difference within five days after such date, the Purchaser shall: (i) add or subtract, as the case may be, its calculation of the Difference from the total amount due to the Seller at such time pursuant to the Note, (ii) pay the total amount due to the Seller under the Note less the Purchaser's calculation of the Difference, and (iii) the Seller and the Purchaser shall resolve such dispute in accordance with Section 10.4 hereof.

               (c) The Seller and the Purchaser agree that, except as specifically set forth in this Agreement, neither party has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this

Agreement, including in the case of the Seller and its representatives any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Businesses, the Purchased Assets and the Assumed Liabilities. The Purchaser acknowledges and agrees that the Purchaser and its representatives have the experience and knowledge to evaluate the Businesses, the Purchased Assets and the Assumed Liabilities, that the Purchaser and its representatives have had access to such of the information and documents and to such of the Businesses, the Purchased Assets and the Assumed Liabilities as the Purchaser and its representatives shall have requested to see and/or review, that the Purchaser and its representatives have had a full opportunity to meet with appropriate management and other employees of the Seller to discuss the Businesses, the Purchased Assets and the Assumed Liabilities; and that, in determining to purchase the Purchased Assets and assume the Assumed Liabilities, the Purchaser has made its own investigation into, and based thereon the Purchaser has formed an independent judgment concerning, the Businesses, the Purchased Assets and the Assumed Liabilities.
It is therefore expressly understood and agreed that, except for the representations and warranties made and as otherwise expressly provided herein, the Purchaser accepts the condition of the Businesses , the Purchased Assets and the Assumed Liabilities "AS IS, WHERE IS" and without any representation, warranty or guarantee, express or implied, as to merchantability, fitness for a particular purpose or otherwise as to the condition, size, extent, quantity, type or value of the Businesses, the Purchased Assets or the Assumed Liabilities.

          9.4. LIMITED SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that the representations and warranties made in this Agreement and any indemnification with respect thereto shall survive for two years after the Closing Date. The foregoing time limitation shall be construed to apply only to the indemnity obligations of the Seller under Section 9.1(a) hereof and only to the indemnity obligations of the Purchaser under Section 9.2(a) hereof and not to any other provisions of Section 9.1 or 9.2 hereof.

          9.5. NOTICE OF INDEMNIFICATION. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article IX or for breach of any of the representations and warranties set forth herein, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor"). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

          9.6. INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS. Except as otherwise provided herein, in the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; PROVIDED, HOWEVER, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its sole cost and expense. The Seller and the Purchaser agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the

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Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. If the Indemnitee shall settle any such proceeding without the prior written consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Article IX with respect to any Damages occasioned by such settlement.


                                    ARTICLE X
                                  MISCELLANEOUS

          10.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

          "ACCRUE" has the meaning set forth in Section 1.2 hereof.

          "AFFILIATE" means any Person in which the Seller, either directly or indirectly, owns more than 5% of the outstanding capital stock or over which the Seller exercises control.

          "AGREEMENT" has the meaning set forth in the preamble hereto.

          "ASSUMED LIABILITIES" has the meaning set forth in Section 1.2 hereof.

          "BUSINESSES" has the meaning set forth in the first recital hereof.

          "CLOSING" means the consummation of the transactions contemplated by this Agreement.

          "CLOSING DATE" has the meaning set forth in Section 3.1 hereof.

          "CONTRACTS" has the meaning set forth in Section 1.1(a) hereof.

          "DAMAGES" means all claims, actions, losses, damages, costs, expenses and liabilities (including reasonable attorneys' fees incident to the foregoing).

          "DIFFERENCE" has the meaning set forth in Section 9.3(b) hereof.

          "DLR AGREEMENT" has the meaning set forth in Section 3.3(e) hereof.

          "EMPLOYEES" means all persons employed by Seller with respect to the Businesses on the business day immediately preceding the Closing Date.

          "EQUIPMENT" has the meaning set forth in Section 1.1(c) hereof.

          "GOVERNMENTAL BODY" means any government, or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

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

          "HIRED EMPLOYEES" means all Employees who accept offers of employment from the Purchaser on or within 45 days after the Closing Date.

          "IER AGREEMENT" has the meaning set forth in Section 3.3(d) hereof.

          "INDEMNITEE" has the meaning set forth in Section 9.6 hereof.

          "INDEMNITOR" has the meaning set forth in Section 9.6 hereof.

          "LAW" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

          "LEASES" has the meaning set forth in Section 1.2(b) hereof.

          "LEGAL PROCEEDING" means any judicial, administrative or arbitration action, suit, proceeding (public or private), claim or governmental proceeding.

          "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

          "MATERIAL ADVERSE EFFECT" means any material adverse effect on, or any effect that results in a material adverse change in, the Purchased Assets or the Assumed Liabilities, as a whole, or the business, financial condition, results of operations or liabilities of the Businesses, as a whole.

          "NEW YORK LEASE" has the meaning set forth in Section 7.3(iii) hereof.

          "NON-HIRED EMPLOYEES" means all Employees who are not offered or who do not accept offers of employment with the Purchaser on or within 45 days after the Closing Date.

          "NOTE" has the meaning set forth in Section 2.1(b) hereof.

          "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

          "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, limited liability company, limited liability partnership, unincorporated organization or Governmental Body.

          "PURCHASED ASSETS" has the meaning set forth in Section 1.1 hereof.

          "PURCHASE PRICE" has the meaning set forth in Section 2.1 hereof.

          "PURCHASER" has the meaning set forth in the preamble hereto.

          "PURCHASER DOCUMENTS" has the meaning set forth in Section 5.2 hereof.

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

          "REQUIRED INSURANCE" has the meaning set forth in Section 5.6 hereof.

          "SELLER" has the meaning set forth in the preamble hereto.

          "SELLER DOCUMENTS" has the meaning set forth in Section 4.2 hereof.

          "SELLER'S KNOWLEDGE" means to the knowledge of Irvin E. Richter, Donald R. Cruver, Robert S. Kahn, Susan L. Hayes, Ronald F. Emma or David
     L. Richter.

          "SLH AGREEMENT" has the meaning set forth in Section 3.3(f) hereof.

          "WIP" has the meaning set forth in Section 1.1(d) hereof.

          10.2. ENTIRE AGREEMENT. This Agreement, together with all of its schedules and exhibits, contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters.

          10.3. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New Jersey.

          10.4. DISPUTE RESOLUTION. All claims for monetary damages between the Seller and the Purchaser with respect to this Agreement shall be settled by binding arbitration administered under the rules and regulations of the American Arbitration Association with the Federal Rules of Evidence applicable in all respects thereto. The Seller and the Purchaser shall not be limited to arbitration with respect to: (i) claims for equitable relief and (ii) claims for damages brought by a third party or claims in which either the Seller or the Purchaser intends to properly join a third party who has not agreed to participate in an arbitration proceeding.

          10.5. TRANSFER TAXES. The Purchaser shall pay: (i) all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby, and (ii) all sales, use, gains, excise and other transfer or similar taxes on the transfer of the Purchased Assets and the Assumed Liabilities hereunder. After the Closing, the Purchaser shall execute and deliver to the Seller any certificates or other documents as the Seller may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use tax.

          10.6. EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Unless otherwise agreed to, the Seller and the Purchaser shall each reimburse the other party for any costs and expenses due under this Agreement within 30 days after the such party has received an invoice from the other party with respect to such costs or expenses.

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          10.7.  TABLE OF CONTENTS AND HEADINGS.  The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          10.8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (i) on the same day when delivered personally, (ii) on the same day when sent by telecopy, (iii) one day after being sent by nationally-recognized overnight courier service, or (iv) three days after being sent by U.S. registered or certified mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

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

          If to the Seller, to:

          Hill International, Inc.
          One Levitt Parkway
          Willingboro, New Jersey 08046
          Telephone:     (609) 871-5800
          Facsimile:     (609) 871-0802
          Attention:     Irvin E. Richter
                         Chairman and CEO

          With a copy to:

          Hill International, Inc.
          One Levitt Parkway
          Willingboro, New Jersey 08046
          Telephone:     (609) 871-5800
          Facsimile:     (609) 877-0775
          Attention:     David L. Richter, Esq.
                         Vice President and General Counsel

          If to the Purchaser, to:

          ATC Environmental Inc.
          104 East 25th Street
          New York, New York 10010
          Telephone:     (212) 353-8280
          Facsimile:     (212) 598-4283
          Attention:     Morry F. Rubin
                         President and CEO

          With a copy to:

          ATC Environmental Inc.
          1515 East 10th Street
          Sioux Falls, South Dakota 57103
          Telephone:     (605) 338-0555
          Facsimile:     (605) 338-2098
          Attention:     John J. Smith, Esq.
                         General Counsel

          10.9. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          10.10. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be void.

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

          10.11.  NO THIRD-PARTY BENEFICIARIES.   Nothing in this Agreement
shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement.

          10.12. AMENDMENTS. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

          10.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              HILL INTERNATIONAL, INC.

                                 /s/ Irvin E. Richter
                              By:---------------------------------
                                 Irvin E. Richter
                                 Chairman and CEO


                              ATC ENVIRONMENTAL INC.

                                 /s/ Nicholas J. Malino
                              By:---------------------------------
                                 Nicholas J. Malino
                                 Senior Vice President


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